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                                                                  Rule 424(b)(3)
                                                              File no. 333-19359



                            ARGYLE TELEVISION, INC.
   SUPPLEMENT NO. 1 DATED APRIL 17, 1997 TO PROSPECTUS DATED JANUARY 7, 1997

     This Supplement No. 1 supplements the Argyle Television, Inc. Prospectus dated January 7, 1997 (the "Prospectus"), which forms a part of the Form S-3 Registration Statement No. 333-19359 relating to 413,368 shares of Argyle Television, Inc. Series A Common Stock.

     Of the Shares (as defined in the Prospectus) to be offered by Robin Hernreich, 159,358 are currently pledged to The Chase Manhattan Bank to secure borrowings by Mr. Hernreich. These Shares may be sold either by Mr. Hernreich or by The Chase Manhattan Bank as pledgee.


April 17, 1997